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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) April 6, 2006

                                 Glowpoint, Inc.
                                 ---------------
             (Exact name of registrant as specified in its Charter)



         Delaware                    0-25940             77-0312442
         --------                    -------             ----------
(State or other jurisdiction        (Commission           (I.R.S Employer
        of incorporation)           File Number)          Identification No.)


225 Long Avenue Hillside, NJ                             07205
-----------------------------                            -----
(Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code   (973) 282-2000

                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

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ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF PRINCIPAL OFFICERS.

On April 7, 2006, Glowpoint, Inc. (the "Company") announced the promotion of Michael Brandofino as President and Chief Executive Officer. Mr. Brandofino was recently named Chief Operating Officer and has served as Chief Technology Officer of Glowpoint since 2001. The Company also announced that Joe Laezza, Vice President of Operations since March 2004, has been promoted to Chief Operating Officer and Ed Heinen, currently Glowpoint's acting CFO, has been named to the Chief Financial Officer position. Before joining the Company, Mr. Laezza served as Vice President of Network Operations at Con Edison Communications from February 2002 to March 2004. Prior thereto, Mr. Laezza was Executive Director of North Region Service Delivery for XO Communications, where he was employed from June 1998. Prior to joining Glowpoint, Mr. Heinen was the Chief Financial Officer of Communications Network Enhancement, Inc., a private audio conferencing company, from September 2001 to February 2005. Prior thereto, he was the Chief Accounting Officer at Wall Street Rarities. The Company further announced that David Trachtenberg, Glowpoint's President and CEO since October 2003, is leaving the Company. Mr. Trachtenberg will act as a consultant to Glowpoint through April 28, 2006 to facilitate a smooth transition to the new management team. A copy of the press release announcing the changes in management is attached to this Form 8-K as Exhibit 99.1


ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Financial Statements of Businesses Acquired. Not Applicable.

(b)      Pro Forma Financial Information. Not Applicable.

(c)      Exhibits

         Exhibit No.       Description

         Exhibit 99.1 Press release dated April 7, 2006 announcing GlowPoint's changes in management.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    GLOWPOINT, INC.

                                    BY: /s/ Michael Brandofino
                                        ----------------------
                                        Michael Brandofino
                                        Chief Executive Officer and President
Date: April 7, 2006

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